SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box:
    |_|    Preliminary Proxy Statement
    |X|    Definitive Proxy Statement
    |_|    Definitive Additional Materials
    |_|    Confidential, for Use of the
           Commission Only (as permitted by
           Rule 14a-6(e)(2))
    |_|    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Million Dollar Saloon, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X|  No fee required.
   |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

   |_|  Fee paid previously with preliminary materials.
   |_|  Check box if any part of the fee is offset as  provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1)  Amount Previously Paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

                           MILLION DOLLAR SALOON, INC.
                             6848 Greenville Avenue
                               Dallas, Texas 75231
                                 (214) 691-6757




                                November 10, 1999




Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Million Dollar Saloon, Inc. (the "Company") to be held at 2:00 p.m., Central Standard Time, on Thursday, December 9, 1999, at the Driskill Hotel, 604 Brazos Street, Austin, Texas 78701, The Chisholm Trail Room.

         This year you will be asked to consider two proposals concerning the election of directors and ratification of the appointment of the Company's independent public accountants, respectively. These matters are explained more fully in the attached proxy statement, which you are encouraged to read.

         The Board of Directors recommends that you approve the proposals and urges you to return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting.

         Thank you for your cooperation.

                                   Sincerely,



                                  Dewanna Ross
                                  Chief Executive Officer and Secretary

                           MILLION DOLLAR SALOON, INC.
                             6848 Greenville Avenue
                               Dallas, Texas 75231
                                 (214) 691-6757




      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 9, 1999


         Notice is hereby given that the Annual Meeting of the Stockholders of Million Dollar Saloon, Inc., a Nevada corporation (the "Company"), will be held on December 9, 1999, at 2:00 p.m., Central Standard Time, at the Driskill Hotel, 604 Brazos Street, Austin, Texas 78701, The Chisholm Trail Room, for the following purposes:

          (1) To elect two (2) directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

          (2) To ratify the appointment of S. W. Hatfield + Associates as independent public accountants for the Company; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The holders of record of common stock of the Company at the close of business on November 10, 1999, will be entitled to vote at the meeting.



                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Dewanna Ross
                                        Chief Executive Officer and Secretary

                           MILLION DOLLAR SALOON, INC.
                              6848 Greenville Ave.
                               Dallas, Texas 75231

                           ---------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 9, 1999

                           ---------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

         A Proxy in the accompanying form is being solicited by the Board of Directors of Million Dollar Saloon, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held at the Driskill Hotel, 604 Brazos Street, Austin, Texas 78701, The Chisholm Trail Room, 2:00 p.m. Central Standard Time, on December 9, 1999, and at any adjournment thereof. The Company will bear the cost of such solicitation, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to beneficial owners. In addition to the use of the mails, Proxies may be solicited by officers and employees of the Company, without remuneration, by personal contact, telephone or facsimile. Proxies, together with copies of this Proxy Statement, are being mailed to stockholders of the Company on or about November 10, 1999.

         Execution and return of the enclosed Proxy will not in any way affect a stockholder's right to attend the Meeting and to vote in person, and any stockholder giving a Proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by the individuals named in the Proxy "FOR" the election as directors of those two nominees named in this Proxy Statement, "FOR" the proposal to ratify the appointment of S. W. Hatfield + Associates as independent public accountants for the Company, and in accordance with their best judgment on all other matters that may properly come before the Meeting.

                          VOTING SECURITIES AND QUORUM


         Stockholders of record at the close of business on November 10, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, the Company had issued and outstanding 5,731,778 shares of $0.001 par value common stock (the "Common Stock"). The presence, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Each holder of Common Stock will be entitled to one vote per share held. Neither the Articles of Incorporation, as amended, nor the Bylaws of the Company provide for cumulative voting rights.

         The favorable vote of the holders of a majority of the shares of Common Stock present in person or by Proxy at the Meeting is required for the approval of matters presented at the Meeting, except as to the election of directors, the two individuals receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

                       MATTERS TO COME BEFORE THE MEETING

Proposal 1:      Election of Directors

         At the Meeting, two directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

         It is the intention of the persons named in the Proxies to vote the Proxies for the election of the nominees named below, unless otherwise specified in any particular Proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, Proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. A stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for director or may withhold authority to vote for all nominees for director. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock, present in person or by Proxy at the Meeting and entitled to vote on the election of directors, will be elected directors. Abstentions and brokers non-votes (i.e., shares held in street name for which the record holder does not have discretionary authority to vote) will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

         The persons listed below have been nominated by the Board of Directors as nominees for election to fill the two director positions.


         Nominee                     Age             Position with the Company          Director Since
         -------                     ---             -------------------------          --------------

         Dewanna Ross(1)             44      President, Chief Executive Officer,           1995
                                             Secretary, Treasurer and Director
         Michael R. Garrett(2)       41      Director                                      1999


--------------
(1) Ms. Ross served as Vice President of Operations and Chief Operating Officer until October 18, 1999 when she was elected as President and Chief Executive Officer. See "Security Ownership of Certain Beneficial Owners and Management -- Change in Control."
(2) Mr. Garrett was elected to the Board of Directors in July 1999 to fill the vacancy resulting from the resignation of Nina J. Furrh.

Information Regarding Nominees For Election As Directors

Background of Nominees for Director

         Dewanna Ross has served as a director since 1995 and served as Vice President of Operations and Chief Operating Officer until October 18, 1999 when she was elected as interim President and Chief Executive Officer. Ms. Ross is responsible for the development of corporate policy and the day-to-day management of the Company, including the hiring of corporate staff. From 1976 until 1995, Ms. Ross was employed as administrative manager of the Furrh family of private companies. Ms. Ross has a Bachelor of Arts degree from the University of Texas at Dallas.

         Michael R. Garrett has served as a director of the Company since July 1999. He is currently the Director of Acquisitions for Diamond Production of Oklahoma, L.P., where he has been involved in the daily operations of the partnership and its predecessor and affiliates since 1985. Diamond Production of Oklahoma, L.P. is an investment partnership with diverse holdings throughout the United States. As Director of Acquisitions for Diamond Production of Oklahoma, L.P., Mr. Garrett is responsible for locating and evaluating undervalued real estate and oil and gas opportunities in the Southwest region of the United States. Mr. Garrett also oversees the purchase, assimilation and management of the partnership's acquisitions. Recently, Mr. Garrett coordinated the organization and capitalization of an Oklahoma financial services company focusing primarily on credit card lending transactions. Mr. Garrett will assist the Company in evaluating business opportunities for acquisition.

Board of Directors and Committee Meetings Attendance

         During the fiscal year ended December 31, 1998, the Board acted on three occasions by written unanimous consent of the Board of Directors in lieu of meeting. The Company does not have any committees. The Company currently does not pay a director fee for attending scheduled and special meetings of the Board of Directors. The Company pays expenses of all of its directors in attending meetings.

Proposal 2:  Ratify the Appointment of Independent Public Accountants

         The Board of Directors of the Company has appointed S. W. Hatfield + Associates, independent public accountants to serve as independent auditors of the Company and to audit its consolidated financial statements for fiscal year 1999, subject to approval by stockholders at the Meeting. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or materially indirect financial interest in the Company, or any connection with the Company in any capacity otherwise than as independent public accountants.

         Although stockholder ratification and approval of this appointment is not required by law or otherwise, and in keeping with the Company's policy that its stockholders should be entitled to a voice in this regard as a matter of good corporate practice, the Board of Directors is seeking ratification of this appointment. If the appointment is not ratified, the Board of Directors must then determine whether to appoint other auditors, and in such case, the vote of stockholders will be taken into consideration.

         The following resolution concerning the appointment of independent auditors will be offered at the Meeting:

                  RESOLVED, that the appointment by the Board of Directors of the Company of S. W. Hatfield + Associates to audit the consolidated financial statements and related books, records, and accounts of the Company and its subsidiaries for the fiscal year 1999 is hereby ratified.

         The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted in favor of the adoption of the resolution of ratification.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of November 10, 1999 relating to the beneficial ownership of shares of Common Stock by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.


---------------------------------------------------------------------------------------------------------------

                             Name(1)                               Number of Shares           Percentage of
                                                                                            Common Stock Owned

W-W Investments, L.L.P.(2)(3)..................................           2,851,574(4)              49.7%
Steven A. Wheeler(2)...........................................           2,851,574(5)              49.7%
Estate of Edward L. Weaver(2)..................................           2,283,298(6)              39.8%
Linda S. Weaver(2).............................................           3,473,898(7)              56.6%
Dewanna Ross(8)................................................              34,350(9)                  *
Michael R. Garrett(10).........................................                  5,000                  *
Ronald W. Johnston(11).........................................                  1,987                  *
J.M. Tibbals as Trustee for The Irrevocable Equity
   Trust No. 1(12).............................................                451,558               7.9%
Officers and Directors as a group (3 persons)..................             41,337(13)                  *
---------------------------------------------------------------------------------------------------------------

-----------------
*Less than 1%
(1) Unless otherwise indicated, the persons listed have sole voting and investment powers with respect to all such shares.
(2) The mailing address for such stockholder is 2152 West Northwest Highway, Suite 118, Dallas, Texas 75220.
(3) W-W Investments, L.L.P. is an investment partnership in which the Estate of Edward L. Weaver and Steven A. Wheeler are partners.
(4) Includes 2,283,298 shares owned by W-W Investments, 218,000 shares owned by Steven A. Wheeler, 290,600 shares owned by Diamond Production of Oklahoma, L.P. and 59,676 shares owned by Diamond Production Company, L.L.C., which is owned by the Wheeler Trust `89. Steven A. Wheeler is a limited partner of Diamond Production of Oklahoma, L.P. and Diamond Production Company L.L.C. is the General Partner.
(5) Includes the 2,283,298 shares owned by W-W Investments, 218,000 shares owned by Mr. Wheeler, 290,600 shares owned by Diamond Production of Oklahoma, L.P. and 59,676 shares owned by Diamond Production Company L.L.C. which is owned by the Wheeler Trust `89. Mr. Wheeler is a partner in W-W Investments, a limited partner of Diamond Production of Oklahoma, L.P. and exercises control over the Wheeler Trust `89.
(6) Includes 2,283,298 shares owned by W-W Investments in which the Estate of Edward L. Weaver is a partner.
(7) Includes the 2,283,298 shares owed by W-W Investments, 500,000 shares owned by Linda S. Weaver, 290,600 shares owned by Diamond Production of Oklahoma L.P. and 400,000 shares which may be acquired by Linda S. Weaver pursuant to an option granted to her by the Company. The option may be exercise at any time for $1.10 per share until October 18, 2004. Mrs. Weaver is a limited partner of Diamond Production of Oklahoma, L.P. and is the independent executrix of the Estate of Edward L. Weaver.
(8) Dewanna Ross is the President, Chief Executive Officer, Secretary, Treasurer and a director of the Company. She is a nominee for re-election as a director.
(9) Includes 4,000 shares owned by Ms. Ross and 30,350 shares held in a custodian account for the benefit of Solon Weaver. Ms. Ross disclaims any ownership interest in the 30,350 shares held in the custodian account, but she does have voting authority of such shares.
(10) A director of the Company and nominee for reelection.
(11) Mr. Johnston is the Chief Financial Officer and Vice President of Finance of the Company.
(12) The mailing address for The Irrevocable Equity Trust No. 1 is c/o J.M. Tibbals, Arter & Hadden, 1717 Main Street, Suite 4100, Dallas, Texas 75201.
(13) Includes 4,000 shares owned by Dewanna Ross, 30,350 shares held in a custodian account over which Ms. Ross exercises voting control, 5,000 shares owned by Mr. Garrett and 1,987 shares owned by Mr. Johnston.

Change in Control

         On July 9, 1999, W-W Investments, L.L.P., a Texas registered limited liability partnership ("W-W Investments"), acquired in a private transaction 460,001 shares of the common stock of the Company from Bjorn Heyerdahl, a former officer and director of the Company, for $299,000 ($.65 per share) and additionally acquired from Nina J. Furrh, a former officer and director of the Company, 1,823,297 shares of the common stock of the Company for $1,427,637 ($.7829975 per share). The 2,283,298 shares of the Company's common stock acquired from the two stockholders represents approximately 39.8% of the outstanding 5,731,778 shares of the Company's common stock.

         W-W Investments is an investment partnership in which the Estate of Edward L. Weaver and Steven A. Wheeler are partners. Linda S. Weaver is the independent executrix of the Estate of Edward L. Weaver. As a result of the acquisition of the shares by W-W Investment, Linda S. Weaver owns beneficially, directly or indirectly, 3,473,898 shares of common stock which includes the 2,283,298 shares owned by W-W Investments, 500,000 shares owned by Linda S. Weaver, 290,600 shares owned by Diamond Production of Oklahoma, L.P., and 400,000 shares which may be acquired by Linda S. Weaver at any time until October 18, 2004 for $1.10 per share pursuant to the option granted to her by the Company.

         As a result of the acquisition of the 2,283,298 shares by W-W Investments, Steven A. Wheeler beneficially owns, directly or indirectly, 2,851,574 shares of the Company's common stock which includes the 2,283,298 shares acquired by W-W Investments, 218,000 shares owned by Steven A. Wheeler, 290,600 shares owned by Diamond Production of Oklahoma, L.P. and 59,676 shares owned by Diamond Production Company L.L.C., which is owned by The Wheeler Trust `89. Linda S. Weaver and Steven A. Wheeler are limited partners of Diamond Production of Oklahoma, L.P. and Diamond Production Company L.L.C. is the General Partner. Steven A. Wheeler exercises control over the Wheeler Trust `89.

         The resignation on July 9, 1999 of Nina J. Furrh, Sharon Furrh and Ronald Johnston as directors of the Company was a negotiated condition for the W-W Investment transaction and was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

         W-W Investments has the right to elect up to three directors to fill the vacancies created by the resignations of Nina J. Furrh, Sharon Furrh and Ronald Johnston. On July 9, 1999 and September 15, 1999, Michael R. Garrett and Robert B. Barton, respectively, were elected to the Board of Directors to fill two of the vacancies created by the director resignations. On October 18, 1999, Mr. Barton resigned as a director because of potential conflicts of interest which may arise as a result of his employment with an investment firm in Dallas. He did not resign as the result of any disagreement with the Company or its Board of Directors on any matter relating to the Company's operations, policies or practices.

                       EXECUTIVE OFFICERS AND COMPENSATION

         The following section sets forth the names and background of the Company's executive officers.

Background of Executive Officers

             Name                             Offices Held                                         Age
-------------------------------------------------------------------------------------------------------

        Dewanna Ross(1)             President Chief Executive Officer, Secretary, Treasurer         44
                                    and Director

        Ronald W. Johnston(2)       Chief Financial Officer and Vice President of Finance           46

------------------
(1) For further information regarding the background of Ms. Ross, see "Information Regarding Nominees For Election As Directors."
(2) Mr. Johnston served as a director of the Company until July 9, 1999 when he resigned. Mr. Johnston has served as Chief Financial Officer of the Company since 1996. He has been a Certified Public Accountant in private practice in Dallas, Texas since 1990. See "Security Ownership of Certain Beneficial Owners and Management -- Change in Control."

     All officers of the Company hold office until the annual meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

Summary of Compensation

     The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts rendered in all capacities for the Company to its President and Chief Executive Officer. No executive officer of the Company received remuneration in excess of $100,000 during the referenced periods.


                                             Summary Compensation Table

                                        Annual Compensation      Long-Term Compensation
                                        -------------------      ----------------------
                                                                         Awards             Payouts
                                                               --------------------------   -------
                                                                              Securities      LTIP         All
                                       Salary/   Other Annual   Restricted    Underlying    Payouts       Other
        Name/Title            Year      Bonus    Compensation  Stock Awards  Options/SARs             Compensation
------------------------    -------   ---------- ------------  ------------  ------------   --------  ------------

Nina J. Furrh, Chief          1998      $ 9000      N/A          N/A           N/A          N/A          -0-
Executive Officer             1997      $  -0-      N/A          N/A           N/A          N/A          -0-
    and President(1)          1996      $  -0-      N/A          N/A           N/A          N/A       2,150(1)
                              1995      $61,200     N/A          N/A          58,500(2)

------------------------
(1) Nina J. Furrh resigned as President, Chief Executive Officer and director of the Company on July 9, 1999 as part of the transaction with W-W Investments. Dewanna Ross was elected interim President and Chief Executive Officer on October 18, 1999 and will serve in this capacity until the Company employs a permanent President. The Board of Directors has begun a search for a permanent President and Chief Executive Officer with acquisition and restaurant/entertainment management experience.
(2)  Represents distributions from the Furrh Limited Partnership.

         On July 9, 1999, Dewanna Ross, the Company's interim President, Secretary, Treasurer and a director, entered into an Employment Agreement with the Company for a term of two years which provides for a salary of $1,400 per week during the first year of employment and $1,500 per week during the second year of the Agreement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4, and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

         Based solely on a review of reports on Form 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and written representations from reporting persons that no report on Form 5 was required, the Company believes that no person who, at any time during 1998, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis.

                        PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposals of stockholders intended to be presented at the annual meeting of stockholders of the Company to be held in 1999 must be received by the Company at its principal executive offices, 6848 Greenville Avenue, Dallas, Texas 75231, no later than May 8, 2000, in order to be included in the Proxy Statement and form of Proxy relating to that meeting.

                                  OTHER MATTERS

         The management of the Company does not know of any other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

================================================================================

                                   FORM 10-KSB

         The Company will furnish without charge to each person whose Proxy is being solicited upon request of any such person a copy of the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, including the financial statements. Such report was filed with Securities and Exchange Commission on March 3, 1999. Requests for copies of such report should be directed to Ms. Dewanna Ross, Million Dollar Saloon, Inc., 6848 Greenville Avenue, Dallas, Texas 75231.

         The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 includes a copy of its Annual Report on Form 10-KSB, including the financial statements as filed with the Securities and Exchange Commission.

================================================================================

                           MILLION DOLLAR SALOON, INC.
               Proxy Solicited on Behalf of the Board of Directors
                     for the Annual Meeting of Stockholders
                                December 9, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Dewanna Ross and Michael R. Garrett (acting unanimously, or if only one be present, by that one alone), and each of them, with full power of substitution and revocation, as the true and lawful attorney and proxy of the undersigned, to attend the Annual Meeting of Stockholders of Million Dollar Saloon, Inc. (the "Company") to be held at the Driskill Hotel, 604 Brazos Street, Austin, Texas 78701, The Chisholm Trail Room, at 2:00 p.m., Central Standard Time on December 9, 1999, and any adjournments thereof, and to vote the shares of Common Stock standing in the name of the undersigned with all powers the undersigned would possess if personally present at the meeting.

     (1) Election of two (2) Directors to serve until the next Annual Meeting of Stockholders in 2000.

         [ ] FOR All nominees named (except as marked to the contrary).
         [ ] WITHHOLD AUTHORITY to vote for all nominees named.

              Names of Nominees:
                                  Dewanna Ross        Michael R. Garrett

(Instruction: To withhold authority to vote for individual nominees, write the nominee's names on the following line.)

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(2)  Ratification  of Appointment  of S.W.  Hatfield + Associates as Independent
     Public Accountants of the Company.

         [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

(3) In their discretion to vote upon such other business as may properly come before the meeting.

         [ ]FOR        [ ] AGAINST       [ ] ABSTAIN
                  (Continued, and to be signed, on other side)



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                           (Continued from other side)

       If no specific direction is given, the proxy will be voted FOR the election of all directors, FOR ratification of the appointment of S.W. Hatfield + Associates as independent public accountants, and in accordance with their best judgment on all other matters that may properly come before the meeting.

       Please sign exactly as your name appears below. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            DATED:         , 1999


                                            -----------------------------------
                                            (Print Full Name of Stockholder)


                                            -----------------------------------
                                            (Signature of Stockholder)


                                            -----------------------------------
                                            (Insert Title of Above  Signatory
                                            if Stockholder is not an Individual)

                    No postage is required if returned in the enclosed envelope and mailed in the United States. Stockholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

         PLEASE SIGN AS YOUR NAME APPEARS HEREON, DATE AND RETURN PROXY.